MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-1/A (No. 333-199187) Post-Effective Amendment dated December 15, 2014, of our audit report dated April 14, 2015, with respect to the financial statements of Auscrete Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2014.

Martinelli Mick PLLC

Spokane, Washington

April 14, 2015